EXHIBIT 10.48

SECURITIES PURCHASE AGREEMENT

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, California 90703

Ladies & Gentlemen:

The undersigned,                                  (the “Investor”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made effective as of December     , 2003 between IMPCO Technologies, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company is offering up to 1,500,000 shares (the “Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, to certain investors in a private placement (the “Offering”).

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor              Shares, for a purchase price of $             per share, or an aggregate purchase price of $            , pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below or such nominee as the Investor shall designate below (in accordance with Annex I).

4. The Investor represents that, except as set forth below, (a) neither it nor any of its officers, directors, affiliates, or principal equity holders (5% or more) has had any position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, it is not a registered broker-dealer, and (c) it has no direct or indirect affiliation or association with any NASD member.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

5. This Agreement may be executed in one or more counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

“INVESTOR” (fill in name above) By: Print Name: Title:	Address: email: Tax ID No.: Contact Name: Telephone: Name in which shares should be registered (if different from above)

AGREED AND ACCEPTED:

IMPCO TECHNOLOGIES, INC.

By:
Robert M. Stemmler
Chief Executive Officer

Date: December     , 2003

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of the Securities Purchase Agreement attached hereto (the “Agreement”), IMPCO Technologies, Inc., a Delaware corporation (the “Company”) is offering up to 1,500,000 shares of its Common Stock, $0.001 par value (the “Shares”). The Company reserves the right to increase or decrease the number of Shares it is offering. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

2. Agreement to Sell and Purchase the Shares; Subscription Date.

2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page hereto at the purchase price set forth on such signature page.

2.2 The Company is entering into this same form of Securities Purchase Agreement with certain other investors (the “Other Investors”) effective as of the date hereof (the “Subscription Date”) and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Securities Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)

3. Delivery of the Shares at Closing.

3.1 The completion of the purchase and sale of the Shares (the “Closing”) shall occur (the “Closing Date”) on the third business day after the Subscription Date (or upon such earlier date as the Company and the Investors shall agree), at the offices of the Company located at 16804 Gridley Place, Cerritos, California 90703. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or a nominee designated in writing by the Investor (it being understood that such designation shall not change the Investor’s beneficial ownership (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and bearing such legends as provided in Section 5.3 hereof.

3.2 The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth on the signature page hereto; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

3.3 The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) receipt by the Investor of one or more stock certificates representing the number of Shares set forth on the signature page hereto; (b) receipt by the Investor of an opinion of counsel to the Company as to the matters set forth in Exhibit C to the Agreement; (c) the accuracy of the representations and warranties made by the Company on the date hereof and as of the Closing Date and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; (d) on the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by the Agreements; and (e) the Company shall have delivered to the Investors its certificate, dated the Closing Date, duly executed by its Chief Executive Officer and Chief Financial Officer as to the matters set forth in clauses (c) and (d) above.

3.4 In no event shall the aggregate number of shares of Common Stock sold or issuable to the Investors under the Agreements (including any Compensatory Shares (as defined below) issuable to the Investors) exceed 19.9% of the outstanding voting power or outstanding shares of Common Stock of the Company as of the date of this Agreement (immediately prior to the issuance of the Shares).

4. Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, and covenants with, the Investor, except as set forth in the Schedule of Exceptions, dated as of the date hereof (the “Schedule of Exceptions”), attached to the Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be a part of the representations and warranties to the Investor), and except as otherwise set forth in the SEC Documents, as follows:

4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business, except where the failure to be so qualified would not have a material adverse effect upon the financial condition or business, operations, assets or prospects of the Company, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no subsidiaries (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) other than those set forth in the Schedule of Exceptions. The Company’s ownership of the capital stock of each subsidiary is as set forth in the Schedule of Exceptions.

4.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity or public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Shares, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of the Agreements and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws and under the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”).

4.4 Reporting Status. Except as set forth in the Schedule of Exceptions, the Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. There are no contracts or other documents required to be described in or filed as exhibits to the SEC Documents (as defined below) which have not been described in or filed as exhibits to the SEC Documents as required. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates (or, if amended, as of the date of such amendment), and the information contained therein as of the date thereof (or, if amended, as of the date of such amendment) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under where they were made, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document (as defined below):

(i) The Company’s Transitional Report on Form 10-K for the eight month transition period ended December 31, 2002, including the exhibits thereto (the “Form 10-K”); and

(ii) all other documents, including the exhibits thereto, filed by the Company with the SEC since December 31, 2002 through the date hereof (together with the Form 10-K, the “SEC Documents”).

4.5 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,500,000 shares of capital stock, of which 100,000,000 shares are designated

Common Stock and 500,000 shares are designated preferred stock. As of December 11, 2003, there were approximately (i) 17,036,978 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding, (iii) 2,718,347 shares of Common Stock issuable upon exercise of outstanding stock options issued by the Company to employees, consultants and directors of the Company, (iv) an additional 50,000 shares of Common Stock available for issuance under the Company’s stock incentive or similar plans, (v) 815,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants issued by the Company, and (vi) 14,620 shares currently issuable under a deferred compensation plan. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any liens or any other encumbrances created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights. Other than as disclosed in the SEC Documents, except as set forth above, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal, commitments or similar rights for the purchase or acquisition from the Company of any securities of the Company. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the private placement of the Shares to the Investors). No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. No holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise), which rights have not been waived, to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 7.1 hereof).

4.6 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company, any subsidiary or any officer or director of the Company in his or her capacity as such officer or director is or may be a party or of which the business or property of the Company or any subsidiary is subject that is not disclosed in the SEC Documents. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

4.7 No Violations. The Company is not (a) in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, operations, assets or prospects or financial condition of the Company, or (b) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or by which the properties of the Company or any subsidiary are bound, in each case which would be reasonably likely to have a material adverse effect upon the business, operations, assets or prospects or financial condition of the Company and its subsidiaries, taken as a whole.

4.8 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess the same could not reasonably be expected to have a material adverse effect upon the business, operations, assets or prospects or financial condition of the Company.

4.9 Intellectual Property. The Company and its subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) that are necessary for the conduct of the Company’s business as a whole as now conducted except where the failure to own or possess such Intellectual Property would not have a material adverse effect on the financial condition or business of the Company and its subsidiaries, taken as a whole. Except as set forth in the SEC Documents, (i) neither the Company nor any subsidiary has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the financial condition or business, operations, assets or prospects of the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any subsidiary has received any notice of any infringement rights by a third party with respect to any Intellectual Property of the Company or any subsidiary that, individually or in the aggregate, would have a material adverse effect upon the business, operations, assets or prospects or financial condition of the Company and its subsidiaries, taken as a whole.

4.10 Financial Statements. The consolidated financial statements of each of the Company and BRC S.r.l. and the related notes thereto included in the SEC Documents present fairly, in accordance with the rules and regulations of the SEC, the financial position of the Company and BRC S.r.l. as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except such adjustments as are described in the SEC Documents.

4.11 No Material Adverse Change. Except as disclosed in the SEC Documents, press releases or in other “public disclosures” as such term is defined in Section 101(e) of Regulation FD of the Exchange Act, since December 31, 2002 there has not been (i) any material adverse change in the financial condition, earnings or prospects of the Company or any subsidiary, nor has any material adverse event occurred to the Company or any subsidiary (it being understood that the Company has incurred operating losses), (ii) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or any subsidiary, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any subsidiary which has been sustained, in each case which has, or could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries, taken as a whole. Except as disclosed in the SEC Documents, press releases or in other “public disclosures” as such term is defined in Section 101(e) of Regulation FD of the Exchange Act, since December 31, 2002, the Company has not (i) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement or (ii) waived or cancelled any indebtedness or other obligations owed to the Company or any subsidiary.

4.12 Nasdaq Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken, and upon the closing of the sale of the Shares pursuant to the Agreements, will have taken, no action designed to terminate the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor any action that will have the effect of such termination of registration of the Common Stock under the Exchange Act or de-listing of the Common Stock from the Nasdaq National Market, nor to the Company’s knowledge is Nasdaq currently contemplating terminating such de-listing. The Company and the Common Stock meet the criteria for continued listing and trading on the Nasdaq National Market as of the date hereof and will meet such criteria on the Closing Date. The Company will use commercially reasonable efforts to (i) maintain listing of the Common Stock, including the Shares, on the Nasdaq National Market, and (ii) meet the qualitative listing requirements for Nasdaq National Market issuers. The issuance and sale of the Shares do not require the approval of the Company’s stockholders under Nasdaq Rule 4350.

4.13 Listing of Shares. The Company shall comply with all requirements of Nasdaq with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market, and the Company shall file such other applications and notices as may be required in connection with the listing of the Shares on the Nasdaq National Market. The Company shall provide evidence of such filings to the Investors. The Company will pay the listing fee for the Shares in accordance with applicable Nasdaq requirements.

4.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

4.15 S-3 Eligibility. The Company will use its reasonable best efforts to meet all requirements for the use of Form S-3 during the Registration Period (as defined in Section 7.1(c)).

4.16 Insurance. The Company and its subsidiaries maintain and will continue to maintain insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of their business and the value of their properties.

4.17 Tax Matters. The Company and its subsidiaries have filed all material federal,

state and local income and franchise and other tax returns required to be filed and have paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company or any subsidiary which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any subsidiary, would reasonably be expected to have) a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

4.18 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

4.19 No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investors in Section 5 hereof, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to the Investors as contemplated by the Agreements.

4.20 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.21 Form D. The Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Investors and their counsel promptly after such filing.

4.22 No Integration. The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “equity security” (as defined in the Exchange Act) that is or would be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act or the approval of the Company’s stockholders under Nasdaq Rule 4350.

4.23 Related Party Transactions. The Company has disclosed all transactions required to be disclosed by the Company under the Securities Act, the Exchange Act or the rules and regulations thereunder as currently in effect, between the Company or any subsidiary, on the one hand, and any of the Company’s officers, directors or affiliates (as defined in Rule 405 under the Securities Act) or any family member thereof, on the other hand.

5. Representations, Warranties and Covenants of the Investor.

5.1 The Investor, severally and not jointly with any other Investors, represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Investor has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company or investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on the signature page hereto for its own account for investment only and with no present intention of distributing any of such Shares in violation of the Securities Act or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) immediately following the Closing the Investor will be the beneficial owner of the Shares purchased pursuant to this Agreement; (v) the Investor has filled in all requested information on the signature page hereto for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (vi) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vii) the Investor has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the confidential Private Placement Memorandum dated December 16, 2003, the SEC Documents, other publicly available information and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions depend upon, among other things, the Investor’s representations, warranties and covenants herein.

5.2 The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. If the Investor is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.3 The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, including Section 7.2 hereof and, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend or legends that prohibit their transfer except in accordance with the Securities Act and applicable state securities laws. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that, subject to the limitations of Section 7.2, it must suspend the use of the prospectus forming a part of the Registration Statement (the “Prospectus”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus, in which case the Investor will be unable to effect a Disposition of the Shares under the Registration Statement.

5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws.

5.5 The Investor will not, prior to the effectiveness of the Registration Statement (as defined in Section 7.1(a)), sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares or any other Common Stock of the Company in violation of the Securities Act, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the Investor or any other person or entity in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is covered or against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option or other derivative security) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

5.6 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5.7 The Investor has not been presented with or solicited by or through any leaflet, public promotional meeting, or television advertisement or, to the Investor’s knowledge, with any other form of communication which appeared to the Investor to constitute general solicitation or advertising with respect to the Offering.

5.8 The Investor has not taken and will not take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, in each case if taking such action would be in violation of applicable securities laws.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

7. Registration of the Registrable Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) (i) prepare and file with the SEC, within 30 days after the Closing Date, a registration statement on Form S-1 (the “S-1 Registration Statement”) to enable the resale of the Registrable Shares (as defined below) by the Investors on a delayed or continuous basis, subject to receipt of necessary information from the Investor pursuant to Section 7.4, and (ii) prepare and file with the SEC, within 15 days after the Company first becomes eligible to use Form S-3, a registration statement on Form S-3 (or a post-effective amendment to the Registration Statement on Form S-3) (the “S-3 Registration Statement”) to enable the resale of the Registrable Shares (as defined below) by the Investors on a delayed or continuous basis. The term “Registration Statement” shall mean the S-1 Registration Statement until the S-3 Registration Statement is first declared effective by the SEC, after which time it shall mean the S-3 Registration Statement. “Registrable Shares” means (i) all Shares of Common Stock purchased in the Offering, (ii) Compensatory Shares (as defined below), if any, and (iii) any shares of the Company’s common stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the foregoing. The offerings made by the Investors participating pursuant to the Registration Statement shall not be underwritten;

(b) use its reasonable best efforts, subject to receipt of necessary information from the Investors pursuant to Section 7.4, to cause the Registration Statement to become effective within 90 days after the Closing Date, such efforts to include, without limiting the generality of the foregoing, preparing, including in the Registration Statement (or filing with the SEC) in such 90-day period any financial statements that are required to be filed prior to the effectiveness of the Registration Statement;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith and take all such other actions as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period (the “Registration Period”) not exceeding, with respect to each Investor’s Registrable Shares, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Shares then held by the Investor without restriction by the volume limitations of Rule 144(e)(1)(i) of the Securities Act, or (iii) such time as all Registrable Shares held by such Investor have been sold;

(d) promptly furnish to the Investor with respect to the Registrable Shares registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor;

(e) promptly take such action as may be necessary to qualify, or obtain an exemption for, the Registrable Shares under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Shares in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Registrable Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Company with the National Association of Securities Dealers (“NASD”)); (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing (including printing certificates for the Registrable Securities and Prospectuses), messenger and delivery services; (iv) all application and filing fees in connection with listing the Registrable Securities on the Nasdaq pursuant to the requirements hereof; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); provided, however, that each Investor shall be responsible for paying the underwriting discounts, commissions and brokerage fees, and all taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of such Investor’s Registrable Securities. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company;

(g) advise the Investors, within two business days by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or “blue sky” laws; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (ii) when the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(i) use commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Common Stock of the Company is then listed; and

(j) use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and to enable the Investors to sell the Registrable Shares under Rule 144.

(k) The Company further agrees that, in the event that (i) the Registration Statement on Form S-1 has not been filed with the SEC within 30 days after the Closing Date, (ii) the Registration Statement on Form S-3 (or post-effective amendment to the Registration Statement on Form S-3) has not been filed with the SEC within 15 days after the Company is first eligible to use Form S-3, (iii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 under the Securities Act, within five business days following the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed,” or is not subject to further review or comment by the SEC, (iv) the Company fails to file an amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within ten business days after the receipt of comments made by the SEC or notice from the SEC that such amendment is required in order for the Registration Statement or post-effective amendment thereto to be declared effective, (v) the Registration Statement has not been declared effective by the SEC within 90 days after the Closing Date, or (vi) the Investors are unable to sell their Registrable Shares solely because the Company has not complied with its obligations in Section 7.2(b), (c) or (d) below (each such event referred to in clauses (i) through (vi), a “Registration Default”), for all or part of each calendar day during which the Registration Default remains uncured (a “Default Period”), the Company shall issue or pay as liquidated damages, as applicable, to each Investor for each Default Period, one-fifteenth of one percent (1/15%) of the aggregate purchase price paid by the Investor for its Shares, payable in validly issued, fully paid and nonassessable shares of Common Stock (valued at the average of the closing price of the Common Stock for the three trading days ending on the last trading day of such Default Period) (the “Compensatory Shares”) or cash, at the option of the Company; provided however, that the Company shall not be liable to the Investor for any Registration Default to the extent that such Registration Default resulted from an Investor’s failure to supply information as required by Section 7.4; and provided further, that if the issuance of Compensatory Shares by the Company would result in the Company being required under Nasdaq rules or other applicable rules to obtain the approval of the Company’s stockholders, then the Company shall pay cash rather than issue such Compensatory Shares to the extent needed to avoid such stockholder approval. The Company shall deliver said shares or cash payment to the Investor by the fifth business day after the end of each such Default Period. Notwithstanding anything to the contrary in Section 7.3 or any other provision of this Agreement, the issuance of the Compensatory Shares or cash as provided in this Section 7.1(k) shall be the Investor’s sole and exclusive remedy in the event of any Registration Default; provided, however, that if the foregoing remedy is deemed unenforceable by a court of competent jurisdiction then the Investor shall have all other remedies available at law or in equity.

7.2 Transfer of Registrable Shares; Suspension.

(a) The Investor agrees that it will not effect any Disposition of the Registrable Shares or its right to purchase the Registrable Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement and as described below or otherwise in accordance with the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall, at all times during the Registration Period, promptly (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) promptly provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, so long as the Investor holds any Registrable Shares, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance, including without limitation the filing or furnishing of any disclosure or information as contemplated by Section 7.1(k), which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (v) of any event or development, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company; then the Company shall deliver a notice in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing (provided that in such notice the Company shall not disclose the contents of such material non-public information to the Investors) and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus, and the Investor shall not disclose to any third party that such a notice has been given or the contents of the notice. In the event of any Suspension, the Company will use its commercially reasonable efforts, consistent with the best interests of the Company and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c). Notwithstanding the foregoing, unless and until the S-3 Registration Statement is filed and has been declared effective by the SEC, the Company shall be entitled to deliver a Suspension Notice during any time from the end of a fiscal period and prior to its announcement of periodic financial results of the Company for such period and through the date on which a post-effective amendment to the S-1 Registration Statement has been declared effective by the SEC in connection with the financial results for such period (each an “Earnings Suspension”); provided, that, the Company shall use its reasonable best efforts to deliver any such Suspension Notice on or as close as possible to the date of the announcement of periodic financial results. The Company shall use its reasonable best efforts to file, as promptly as possible after such earnings announcement, but in no event more than 10 days after such earnings announcement, a post-effective amendment to the Registration Statement containing the information required to be included therein in order for such Registration Statement to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and provided, further, that each of the following shall be deemed to be a Registration Default for purposes of Section 7.1(k): (y) any one Earnings Suspension resulting in the suspension of the Registration Statement for longer than 10 days, and (z) during any twelve-month period, any number of Earnings Suspensions, taken together, resulting in the suspension of the Registration Statement for longer than an aggregate of 40 days.

(d) Notwithstanding the foregoing paragraphs of this Section 7.2, other than in connection with an Earnings Suspension, the Investor shall not be prohibited from selling Registrable Shares under the Registration Statement as a result of Suspensions on more than two occasions (for two separate events) of not more than 45 days each in any twelve month period.

(e) Provided that a Suspension is not then in effect, the Investor may sell

Registrable Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Shares. Upon receipt of a request therefor, the Company has agreed to provide, at its own expense, an adequate number of current Prospectuses (including documents incorporated by reference therein) to the Investor and to supply copies to any other parties requiring such Prospectuses.

(f) In the event of a sale of Registrable Shares by the Investor under the Registration Statement, as a condition to the transfer of the Registrable Shares on the books of the Company, the Investor shall deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached to the Agreement as Exhibit A, so that the Registrable Shares may be properly transferred.

7.3 Indemnification.

(a) For the purpose of this Section 7.3:

(i) the term “Selling Stockholder” shall include the Investor and any person “controlling” such Investor (within the meaning of Section 15 of the Securities Act);

(ii) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(iii) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities or expenses to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus, or violation by the Company of the Securities Act, Exchange Act, the rules and regulations thereunder or U.S. state securities or “blue sky” laws, and the Company will promptly reimburse such Selling Stockholder for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises solely out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its obligations under Sections

7.2(a), (c) or (e) hereof respecting sale of the Registrable Shares (unless, with respect to the Investor’s obligation to deliver a Prospectus, the Company has failed to provide a current Prospectus to the Investor) or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor on a timely basis prior to its use.

(c) The Investor agrees (severally and not jointly with any other Investor) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages, liabilities or expenses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) the Investor’s failure to comply with its obligations under Sections 7.2(a), (c) or (e) hereof (unless, with respect to the Investor’s obligation to deliver a Prospectus, the Company has failed to provide a current Prospectus to the Investor), or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim. Notwithstanding the foregoing, (x) the Investor’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the amount received by the Investor from the sale of the Registrable Shares, net of commissions and sales charges therefor.

(d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided further, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the net amount received by the Investor from the sale of the Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Shares to which such loss relates and not joint.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions.

7.4 Information by Investors. The Investor shall provide all such information and materials and take all such action as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act, the NASD and Nasdaq, including but not limited to the information requested in the Selling Stockholder Questionnaire attached as Exhibit D to the Agreement and such additional information as may be requested by the SEC, the NASD, Nasdaq or any other regulatory authority in connection with the Registration Statement.

7.5 Rule 144. For a period of two years following the date hereof, the Company agrees with each holder of Registrable Shares to: (a) make available current public information about the Company in a manner that complies with the requirements of Rule 144(c) under the Securities Act; and (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

7.6 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon Dispositions of the Registrable Shares by the Investor shall cease and terminate as to any particular number of the Registrable Shares and the restrictive legend shall be removed when such Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in compliance with the prospectus delivery requirements under the Securities Act and in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act (provided that such opinion shall not be required if the Company shall be furnished with written documentation reasonably satisfactory to it that such Registrable Shares are being transferred in a customary transaction exempt from registration under Rule 144 under the Securities Act).

8. Notices. Except as specifically permitted by Section 7.1(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, California 90703

Attention: Chief Financial Officer

Phone: (562) 860-6666

Telecopy: (562) 924-8069

with a copy to:

Davis Wright Tremaine LLP

2600 Century Square

1501 Fourth Avenue

Seattle, Washington 98101

Attention: Marcus J. Williams

Phone: (206) 622-3150

Telecopy: (206) 628-7699

(b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

with a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Attn: P. Rupert Russell

Phone: (415) 268-7000

Telecopy: (415) 268-7522

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14. Finders Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Company to Adams, Harkness and Hill pursuant to that certain engagement letter dated December 3, 2003.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement shall be enforceable against each and Investor notwithstanding the failure of execution, delivery or enforceability of this Agreement by any other Investor.

16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investors, including without limitation affiliates of the Investors, subject to the conditions set forth below. With respect to transfers that are not made pursuant to the Registration Statement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Registrable Shares transferred; and (ii) that such transferee agrees in writing (pursuant to a duly executed instrument in form reasonably satisfactory to the Company) to be bound by the terms of this Agreement and makes the representations and warranties contained in this Agreement. (For purposes of this Agreement, a “Permitted Transferee” shall mean any Person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 100,000 Registrable Shares as permitted under the securities laws of the United States). Upon any transfer permitted by this Section 16, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

17.	Expenses. Each of the Company and the Investors shall bear its own expenses in connection with the preparation and negotiation of the Agreement, except that the Company shall pay the reasonable fees and expenses of Morrison & Foerster LLP, counsel to Adams, Harkness & Hill, which payment shall not exceed $30,000 in the aggregate.

EXHIBIT A

CERTIFICATE OF SUBSEQUENT SALE

Mellon Investor Services LLC

520 Pike Street, Suite 1220

Seattle, Washington 98101

Attention: Thomas Cooper

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, California 90703

Attention: Chief Financial Officer

Re:	Sale of Shares of Common Stock of IMPCO Technologies, Inc. (the “Company”) pursuant to the Company’s Prospectus dated (the “Prospectus”)

Ladies and Gentlemen:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the number of shares of the Company’s Common Stock indicated below pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus, and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

Dated:
Print Full Legal Name of Selling Stockholder or Nominee

By:

Name:

Title:

EXHIBIT B

SCHEDULE OF EXCEPTIONS TO THE

SECURITIES PURCHASE AGREEMENT

AND TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES,

DATED AS OF DECEMBER     , 2003,

BY AND AMONG

IMPCO TECHNOLOGIES, INC.

AND

THE INVESTORS SIGNATORY THERETO

The following are exceptions to the representations, warranties, covenants and agreements of IMPCO Technologies, Inc. (the “Company”) contained in the Securities Purchase Agreement and the Terms and Conditions for Purchase of Shares attached as Annex I thereto, dated as of December     , 2003 (collectively, the “Agreement”), by and among the Company and the Investors signatory thereto (each an “Investor” and collectively, the “Investors”) and should be considered an integral part of the Agreement. The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement, provided, however, that any information disclosed herein or under any section number or in any schedule to the Agreement available to the Investors shall be deemed disclosed and incorporated into any of the sections to which it is related if a reasonable person would determine that the disclosure contained therein contains enough information so as to qualify such other sections. The inclusion of any item hereunder shall not be deemed to be an admission by the Company that such item is material to the business, assets or results of operations of the Company, nor shall it be deemed an admission of any obligation or liability to any third party.

Schedule 4.1

Subsidiaries

Subsidiary	Percentage Owned by IMPCO	Jurisdiction of Formation

IMPCO Technologies B.V.	51%	Netherlands
Grupo I.M.P.C.O. Mexicano, S. de R.L. de C.V.	90%	Mexico
IMPCO Technologies, Pty. Limited	100%	Australia
IMPCO Tech Japan K.K	100%	Japan
Minda IMPCO Technologies, Ltd.	60%	India
Minda IMPCO Limited	40%	India
IMPCO Fuel Systems (NSW) Pty. Ltd.	51%	Australia
IMPCO Technologies (SA) Pty. Ltd.	100%	Australia
IMPCO Technologies (NSW) Pty. Ltd.	100%	Australia
IMPCO Technologies GmbH	51%	Germany
IMPCO Technologies S.á.r.l	51%	France
IMPCO Technologies Ltd.	51%	U.K.
CNGC—IMPCO Technologies, LLC	50%	China

Schedule 4.4

Reporting Status

On April 1, 2003 the Company filed a notification of late filing on Form 12b-25 relating to the anticipated delay in filing its Transition Report on Form 10-K. Owing to an administrative oversight the filing was received at the SEC at a time that resulted in its effective date being shown as April 2, 2003.

On or about May 8, 2003 the Company paid to the shareholders of B.R.C. S.r.l., an Italian limited liability company (“BRC”), the initial payment toward the exercise price of its option to acquire 50% of BRC. Under the option agreement and purchase agreement pursuant to which the BRC acquisition was structured, title to the BRC equity interest transferred to the Company upon the initial payment, subject to forfeiture if the Company failed to make a subsequent payment due on or before September 30, 2003. The Company initially took the position that the effective date of the acquisition would occur upon payment of the September payment, which was made early on July 22, 2003. Recognizing that some ambiguity in interpretation of the proper date for treating the BRC acquisition as effective for purposes of determining the filing date for its Form 8-K, the Company has determined to take an approach management believes is conservative and to treat the effective date as having occurred as of the May 8 payment. Under that approach, a Form 8-K was due to be filed on May 23, 2003 and the required financial data furnished on July 23, 2003. The Company filed a Form 8-K relating to the acquisition of the BRC equity interest on July 29, 2003, and subsequently furnished the required proforma financial information on October 6, 2003, subsequently amended on October 8, 2003.

EXHIBIT C

Form of Opinion of Issuer’s Counsel

1. The Company is a corporation duly incorporated, validly existing and in good standing under Delaware law. The Company has the corporate authority to own and operate its assets, and to operate its business, as currently conducted.

2. The Company has the corporate power and authority to enter into, and to perform its obligations under, the Securities Purchase Agreement.

3. The Company has authorized, by all necessary corporate action on the part of the Company, the execution and delivery of, and the performance of the transaction contemplated by, the Securities Purchase Agreement. The Company has executed and delivered the Securities Purchase Agreement and the Securities Purchase Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. (a) The authorized capital stock of the Company consists of the following:

(i) 100,000,000 shares of common stock, par value $.001 per share, and

(ii) 500,000 shares of preferred stock, par value $.001 per share.

   (b) To our knowledge, there are issued and outstanding immediately prior to the Closing                      shares of common stock and no shares of preferred stock.

5. The execution and delivery by the Company, and the performance of the transactions contemplated by, the Securities Purchase Agreement do not (a) violate the Company’s Certificate of Incorporation or Bylaws, (b) to our knowledge, breach or result in a default under, any existing obligation of the Company under, any existing obligation of the Company under any material agreement or instrument to which the Company is a party or (c) to our knowledge, breach or otherwise violate any existing obligation of the Company under any court order that names the Company and is specifically directed to it or its property.

6. The execution and delivery by the Company of, and the performance of the transactions contemplated by, the Securities Purchase Agreement are not prohibited by, nor do they subject the Company to the imposition of a fine, penalty or other similar sanction for a violation under, any applicable statutes or regulations.

7. The Shares will, when issued, be duly authorized and validly issued and will be fully paid and non-assessable.

8. To our knowledge, there are no actions or proceedings against the Company pending before any court, governmental agency or arbitrator, or overtly threatened in writing, that questions the validity of the Securities Purchase Agreement or that, if adversely determined against the Company, would adversely affect (a) the ability of the Company to comply with its obligations under the Securities Purchase Agreement or (b) the Company, its assets, financial condition, or operations.

9. No approval, authorization, or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by the Company of the Securities Purchase Agreement and the consummation of the transactions contemplated thereby.

10. Assuming the accuracy of the representations contained in Section 5 of the Securities Purchase Agreement, particularly including but without limitation the representation of the Investors that no general solicitation has occurred in connection with this offering, it is not necessary, in connection with the offering and delivery of the Shares to you, to register the Shares under the Securities Act of 1933, as amended.

EXHIBIT D

Selling Stockholder Questionnaire

IMPCO TECHNOLOGIES, INC.

NOTICE OF REGISTRATION AND

SELLING STOCKHOLDER QUESTIONNAIRE

Name of Selling Stockholder:

IMPCO Technologies, Inc. (the “Company”) intends to file a Form S-1 Registration Statement (the “Form S-1”) to register for resale the common stock issued or issuable by the Company (the “Registrable Shares”) in connection with a private placement pursuant to that certain Securities Purchase Agreement dated December     , 2003.

This Notice and Questionnaire is being sent to you as a holder of Registrable Shares (a “Selling Stockholder”) to notify you of the registration on Form S-1 of your Registrable Shares, and to confirm information to be used in connection with the prospectus included in the Form S-1.

Selling Stockholders may be subject to serious liabilities if either the Form S-1 Registration Statement or the Form S-3 Registration Statement filed to facilitate your resale of the Registrable Shares (each a “Registration Statement” and collectively, the “Registration Statements”), when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading. Your careful completion of this Questionnaire will help assure that the Registration Statement will be accurate and complete at the time it becomes effective. We will rely upon the information you provide in response to this Questionnaire (including any confirmation or supplement hereto) in preparing the Registration Statements, and will assume to the extent we deem appropriate that the answers you have provided herein are true, complete and correct in all material respects.

TO ALLOW US TIMELY TO COMPLETE THE FILING, PLEASE COMPLETE THIS QUESTIONNAIRE AND FAX IT TO MARCUS J. WILLIAMS, DAVIS WRIGHT TREMAINE LLP, AS SOON AS POSSIBLE AT (206) 628-7699. PLEASE NOTIFY MR. WILLIAMS AT (206) 628-7710 IF YOUR ANSWERS TO THE FOLLOWING QUESTIONS CHANGE BEFORE THE SEC DECLARES THE FORM S-1 EFFECTIVE.

1. Name. Name in which the Registrable Shares will be held at the time the Form S-1 becomes effective:                                                                                                                                                    .

2. Other ownership of company capital stock. Under the SEC’s rules,”beneficial owner” of a security means any person who, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) ”voting power”, which includes the power to vote, or to direct the voting of, such security, or (ii) ”investment power”, which includes the power to dispose, or to direct the disposition, of such security. This includes shares over which the Selling Stockholder exercises voting or investment powers as a trustee of a trust.

•	Number of other shares of the Company’s capital stock as to which the Selling Stockholder is a beneficial owner, directly or indirectly, as of the date of this Questionnaire, other than the Registrable Shares, and

•	has both sole investment powerand sole voting power:

•	does not have sole investment powerand sole voting power:

•	disclaims beneficial ownership:

•	Number of any additional shares of the Company’s capital stock as to which the Selling Stockholder has a right to acquire beneficial ownership, directly or indirectly, within sixty (60) days of December , 2003 (other than the Registrable Shares), including any right to acquire capital stock through or pursuant to: (i) the exercise of any option, warrant, or right; (ii) the conversion of a security; or (iii) the power to revoke or automatic termination of a trust, discretionary account, or similar arrangement.

3. Selling Arrangements. Describe any agreement, arrangement, or understanding that the Selling Stockholder has entered into with any securities broker or dealer relating to the sale or proposed sale of any of the Registrable Shares.

ACKNOWLEDGEMENT AND EXECUTION

The above answers are correctly stated to the best of the undersigned’s knowledge, information, and belief. The undersigned consents to inclusion of the undersigned’s Registrable Shares in the Form S-1, and to use of the information contained in the above answers in the Form S-1.

, 200	Selling Stockholder:

	By:	(Signature)

(Print name and title)